Exhibit 5.1

faegredrinker.com

Faegre Drinker Biddle & Reath LLP 1144 15th Street, Suite 3400 Denver, Colorado 80202 Main +1 303 607 3500 Fax +1 303 607 3600

September 8, 2026

PSQ Holdings, Inc.
515 W Aspen Street Suite 200C

Bozeman, Montana 59715

Re:	PSQ Holdings, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to PSQ Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of up to 66,666 additional shares (the “Plan Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the Company’s Amended and Restated 2023 Stock Incentive Plan, as amended and restated effective as of July 9, 2026 (the “Plan”).

For purposes of this opinion letter, we have examined the Plan, the Registration Statement, the Company’s Restated Certificate of Incorporation, as amended and as currently in effect, the Company’s Second Amended and Restated Bylaws, as currently in effect, and the resolutions of the Company’s Board of Directors authorizing the Plan and the issuance of the Plan Shares. We also have examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of law as we have deemed relevant and necessary in connection with the opinions hereinafter expressed. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, officers and representatives of the Company (including the Certificate) and others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures, including electronic signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic original documents of all documents submitted to us as copies; (v) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vi) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based upon such examination and review, and subject to the foregoing, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Plan Shares to be issued in accordance with the Plan and that, when the Plan Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the Plan and any applicable award agreement, and, where applicable, the consideration for the Plan Shares specified in the Plan and any applicable award agreement has been received by the Company, the Plan Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

This opinion speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion thereafter. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours very truly,

/s/ Faegre Drinker Biddle & Reath LLP

FAEGRE DRINKER BIDDLE & REATH LLP